EXHIBIT INDEX

EXHIBIT          DESCRIPTION
-------          -----------
 16.1            Letter Regarding Change in Certifying Accountant.


                                 EXHIBIT 16.1

                          SPEAR, SAFER, HARMON & CO.
                           PROFESSIONAL ASSOCIATION
                         CERTIFIED PUBLIC ACCOUNTANTS
                       8350 N.W. 52ND TERRACE, SUITE 301
                             MIAMI, FLORIDA 33166
                                1-800-776-1099
                              TEL: (305) 591-8850
                              FAX: (305) 593-9883

April 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Andean Development Corp.
         File Ref. No. 33-90696

Dear Sirs/Mesdames:

We were previously the principal accountants for Andean Development Corp. and we reported on the consolidated financial statements of Andean Development Corp. and Subsidiaries as of the period since December 31, 1995. As of this date, we were not engaged as the principal accountants for Andean Development Corp. We have read Andean Development Corp.'s statements under Item 4 of its Form 8-K dated March 23, 2004 and we agree with such statements.

Very truly yours,

SPEAR, SAFER, HARMON & CO.